AMENDED AND RESTATED
BY-LAWS
OF
NEW FORTRESS ENERGY INC.
A Delaware Corporation

Effective September 11, 2026

TABLE OF CONTENTS
Page
Section 1.1    Registered Office    1
Section 1.2    Other Offices    1
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 2.1    Place of Meetings    1
Section 2.2    Stockholder Actions    1
Section 2.3    Annual Meetings    1
Section 2.4    Special Meetings    2
Section 2.5    Notice    2
Section 2.6    Adjournments and Postponements    3
Section 2.7    Quorum    3
Section 2.8    Voting and Other Rights    3
Section 2.9    Proxies and Voting    4
Section 2.10    Consent of Stockholders in Lieu of Meeting    4
Section 2.11    List of Stockholders Entitled to Vote    5
Section 2.12    Record Date    5
Section 2.13    Stock Ledger    6
Section 2.14    Conduct of Meetings    6
Section 2.15    Inspectors of Election    6
Section 2.16    Nomination of Directors    6
Section 2.17    Notice of Stockholder Business and Nominations    6
ARTICLE III

DIRECTORS
Section 3.1    Duties and Powers    11
Section 3.2    Meetings    13
Section 3.3    Organization    13
Section 3.4    Chairman of the Board of Directors    13
Section 3.5    Resignations and Removals of Directors    14
Section 3.6    Quorum    14
Section 3.7    Actions of the Board by Written Consent    14
Section 3.8    Meetings by Means of Conference Telephone    15
Section 3.9    Committees    15
Section 3.10    Remuneration    16
Section 3.11    Interested Directors    16
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ARTICLE IV

OFFICERS
Section 4.1    General    17
Section 4.2    Resignation and Removal    17
Section 4.3    Voting Securities Owned by the Corporation    17
Section 4.4    Chief Executive Officer    17
Section 4.5    Senior Officers    18
Section 4.6    Treasurer and Assistant Treasurer    18
Section 4.7    Secretary and Assistant Secretary    18
Section 4.8    Other Officers    19
ARTICLE V

STOCK
Section 5.1    Certificates    19
Section 5.2    Signatures    19
Section 5.3    Lost or Mutilated Certificates    20
Section 5.4    Transfer of Shares    20
Section 5.5    Settlement of Transactions    20
Section 5.6    Dividend Record Date    20
Section 5.7    Record Owners    21
Section 5.8    Splits and Combinations    21
ARTICLE VI

NOTICES
Section 6.1    Notices    21
Section 6.2    Waivers of Notice    22
ARTICLE VII

GENERAL PROVISIONS
Section 7.1    Disbursements    22
Section 7.2    Fiscal Year    22
Section 7.3    Corporate Seal    22
Section 7.4    Title to Corporation Assets    22
Section 7.5    Construction    23
Section 7.6    Formation    23
Section 7.7    Records and Accounting    23
Section 7.8    Reports    23
Section 7.9    Invalidity of Provisions    24
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Section 7.10    Definitions    24
ARTICLE VIII

INDEMNIFICATION
Section 8.1    Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation    26
Section 8.2    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation    27
Section 8.3    Authorization of Indemnification    27
Section 8.4    Good Faith Defined    27
Section 8.5    Indemnification by a Court    28
Section 8.6    Expenses Payable in Advance    28
Section 8.7    Nonexclusivity of Indemnification and Advancement of Expenses    28
Section 8.8    Insurance    29
Section 8.9    Certain Definitions    29
Section 8.10    Survival of Indemnification and Advancement of Expenses    29
Section 8.11    Limitation on Indemnification    30
Section 8.12    Indemnification of Employees and Agents    30
Section 8.13    Indemnification with Respect to Employee Benefit Plans    30
ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES
Section 9.1    Forum for Adjudication of Certain Disputes    30
ARTICLE X

AMENDMENTS
Section 10.1    General    31
Section 10.2    Super-Majority Amendments    32
Section 10.3    Amendments to be Adopted Solely by the Board of Directors    32
Section 10.4    Amendment Requirements    33

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AMENDED AND RESTATED BY-LAWS (the “By-Laws”)

OF

NEW FORTRESS ENERGY INC.

(hereinafter called the “Corporation”)
ARTICLE I

OFFICES
1.Registered Office
. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Corporation in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Corporation shall be located at 111 W. 19th Street, 8th Floor, New York, New York 10011 or such other place as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate by notice to the stockholders.
2.Other Offices
. The Corporation may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.
ARTICLE II

MEETINGS OF STOCKHOLDERS
1.Place of Meetings
. The Board of Directors shall designate the place of meeting for any annual meeting or for any special meeting of the stockholders. The Board may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 3.8 of Article III. If no designation is made, the place of meeting shall be the principal office of the Corporation.
2.Stockholder Actions
. All acts of stockholders to be taken hereunder, or under the Certificate of Incorporation of the Corporation, as amended from time to time (including by any certificate of designation in respect of any series of Preferred Shares of the Corporation, collectively, the “Certificate of Incorporation”), the DGCL or otherwise, shall be taken in the manner provided in this Article II or, with respect to the rights of holders of any series of Preferred Shares then outstanding, as
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otherwise set forth in the applicable Share Designation (as defined in the Certificate of Incorporation).
3.Annual Meetings
. An annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify. Subject to the provisions of the DGCL or if otherwise authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt in accordance with the DGCL, stockholders and proxyholders not physically present at a meeting of stockholders may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting; provided that the Corporation shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, to provide such stockholders or proxyholders a reasonable opportunity to participate in the meeting and to record the votes or other action made by such stockholders or proxyholders. A failure to hold the annual meeting of the stockholders at the designated time or to elect a sufficient number of Directors to conduct the business of the Corporation shall not affect otherwise valid acts of the Corporation or work a forfeiture or dissolution of the Corporation. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 18 months after the last annual meeting, the Court of Chancery of the State of Delaware (the “Court of Chancery”) may summarily order a meeting to be held upon the application of any stockholder or Director. The Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the record date for determination of stockholders entitled to vote, and the form of notice of such meeting.
4.Special Meetings
. Unless otherwise required by law or by the Certificate of Incorporation, special meetings of the stockholders may be called only by the Chairman of the Board or a majority of the Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings. Unless otherwise required by applicable law or by the Certificate of Incorporation (including any Share Designation with respect to any Preferred Shares then outstanding), no stockholders or group of stockholders, acting in its or their capacity as stockholders, shall have the right to call a special meeting of the stockholders.
5.Notice
. Notice, stating the place, day and hour of any annual or special meeting of the stockholders, as determined by the Board of Directors, and (a) in the case of a special meeting of the stockholders, the purpose or purposes for which the meeting is called, as determined by the Board of Directors if applicable, or (b) in the case of an annual meeting, those matters that the
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Board of Directors, at the time of giving the notice, intends to present for action by the stockholders, shall be delivered by the Corporation not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Article VI to each Record Holder, as of the applicable Record Date for such meeting, of Shares entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware law. The notice of any meeting of the stockholders at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of the stockholders. Any document enclosed with, annexed to, or appended to a notice shall be deemed part of such notice for purposes of determining whether notice was duly given.
6.Adjournments and Postponements
. Any meeting of the stockholders may be adjourned or postponed by the chairman of such meeting or by the Board of Directors from time to time, without the need for approval thereof by the stockholders to reconvene or convene, respectively, at the same or some other place. When a meeting is adjourned or postponed to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in accordance with Section 222(a) of the DGCL. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new Record Date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the Record Date fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
7.Quorum
. Unless otherwise required by the DGCL or other applicable law or the Certificate of Incorporation, at any meeting of the stockholders, the holders of a majority of the Outstanding Voting Shares of the class or classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum of such class or classes or series unless any such action by the stockholders requires approval by holders of a greater percentage of Outstanding Voting Shares, in which case the quorum shall be such greater percentage. The submission of
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matters to stockholders for approval and the election of Directors shall occur only at a meeting of the stockholders duly called and held in accordance with the Certificate of Incorporation and these By-Laws at which a quorum is present; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Voting Shares required under applicable law, the Certificate of Incorporation or these By-Laws. Any meeting of stockholders may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.
8.Voting and Other Rights
. Unless otherwise provided in the Certificate of Incorporation, each Outstanding Class A Share shall be entitled to one vote per Share on all matters submitted to stockholders for approval and in the election of Directors. All matters (including the election of Directors) submitted to stockholders for approval shall be determined by a majority of the votes cast affirmatively or negatively by stockholders holding Outstanding Voting Shares unless a greater percentage is required with respect to such matter under the DGCL, under the rules of any National Securities Exchange on which the Shares are listed or quoted for trading, or under the provisions of the Certificate of Incorporation (including any Share Designation) or these By-Laws, in which case the approval of stockholders holding Outstanding Voting Shares that in the aggregate represent at least such greater percentage shall be required. All elections of Directors will be by written ballots; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission; provided that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the stockholder or proxyholder. Only those Record Holders of Outstanding Voting Shares on the Record Date set pursuant to Section 2.12 of this Article II shall be entitled to notice of, and to vote at, a meeting of stockholders or to act with respect to matters as to which the holders of the Outstanding Voting Shares have the right to vote or to act. All references in these By-Laws to votes of, or other acts that may be taken by, the Outstanding Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date. With respect to Outstanding Voting Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Voting Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Voting Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Voting Shares in favor of, and at the direction of, the Person who is the beneficial owner, and the Corporation shall be entitled to assume it is so acting without further inquiry.
9.Proxies and Voting
. On any matter that is to be voted on by stockholders, the stockholders may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Any such proxy shall be filed in accordance with the procedure established for the meeting. For purposes of these By-Laws, the term “electronic
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transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication, email or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication, email or other reproduction shall be a complete reproduction of the entire original writing or transmission.
10.Consent of Stockholders in Lieu of Meeting
. On any matter that is to be voted on, consented to or approved by stockholders, the stockholders may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing or in an electronic transmission, setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote thereon were present and voted. A consent of the stockholders may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL.
11.List of Stockholders Entitled to Vote
. The Corporation shall prepare, not later than the tenth (10th) day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
12.Record Date
.
(a)For purposes of determining the stockholders entitled to notice of or to vote at a meeting of the stockholders, the Board of Directors may set a Record Date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be less than 10 nor more than 60 days before the date of the meeting (subject to compliance with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed or quoted for
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trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). If no Record Date is fixed by the Board of Directors, the Record Date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. A determination of Record Holders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned or postponed meeting.
(b)In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228(d) of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
13.Stock Ledger
. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 2.11 of this Article II or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the Corporation shall refer to one or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of Shares registered in the name of each such stockholder, and all issuances and transfer of stock of the Corporation are recorded in accordance with Section 224 of the DGCL.
14.Conduct of Meetings
. To the extent permitted by applicable law, the Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the stockholders, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article II, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Corporation maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law, the Certificate of Incorporation and these By-Laws as it may deem advisable concerning the conduct of any meeting of the stockholders, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.
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15.Inspectors of Election
. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
16.Nomination of Directors
. Except to the extent otherwise provided in clause (3) of Article SIXTH of the Certificate of Incorporation with respect to vacancies or with respect to actions approved by written consent of the stockholders in accordance with Section 2.10 of Article II of these By-Laws, only persons who are nominated in accordance with the procedures set forth in Section 2.17 of Article II of these By-Laws shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in any Share Designation with respect to the right of stockholders of any class of Shares to nominate and elect a specified number of Directors in certain circumstances.
17.Notice of Stockholder Business and Nominations
.
(a)Subject to clause (3) of Article SIXTH of the Certificate of Incorporation and Article III of these By-Laws and the stockholders’ right to act by written consent pursuant to Section 2.10 of Article II of these By-Laws, nominations of Persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.5 of Article II of these By-Laws, (ii) by or at the direction of the Board of Directors, or (iii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the procedures set forth in paragraphs (b) or (c) of this Section 2.17 of Article II and who is a Record Holder of Outstanding Voting Shares at the time such notice is delivered to the Secretary of the Corporation.
(b)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.17(a)(iii) of Article II, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such business must be a proper matter for stockholder action under the Certificate of Incorporation, these By-Laws and the DGCL and (iii) such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s Outstanding Shares required under the Certificate of Incorporation, these By-Laws or Delaware law to carry any such proposal, or, in the case of a nomination or nominations, have solicited proxies from holders of Shares in support of the election of any proposed nominee in accordance with the requirements of Rule 14a-19(a)(3) of the Exchange Act. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one
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hundred twenty (120) days prior to the anniversary of the date on which the Corporation first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after the anniversary of the previous year’s annual meeting, notice by the stockholders in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made (which may be the date on which proxy materials for such meeting are first made publicly available, whether by mailing, by filing with the Commission or by posting on an internet web site). In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.17(b) of Article II. Such stockholder’s notice shall set forth: (A) as to each Person whom the stockholder proposes to nominate for election or reelection as a Director (1) the name, age, business address and residence address of such Person, (2) the principal occupation or employment of such Person, (3) the class or series and number of all Shares of the Corporation which are owned beneficially or of record by such Person and any Affiliates or Associates of such Person, (4) the name of each nominee holder of Shares of the Corporation owned beneficially but not of record by such Person or any Affiliates or Associates of such Person, and the number of such Shares of the Corporation held by each such nominee holder, (5) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person or any Affiliates or Associates of such Person, with respect to Shares of the Corporation, (6) whether and the extent to which any other transaction, arrangement or understanding (including any short position or any borrowing or lending of Shares of the Corporation) has been made by or on behalf of such Person or any Affiliates or Associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to or manage risk or benefit of the price changes of Shares of the Corporation for such Person or any Affiliates or Associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person or any Affiliates or Associates of such Person with respect to Shares of the Corporation, (7) such Person’s written representation and agreement that such Person (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such Person, if elected as a Director, will act or vote on any issue or question, (II) is not and will not become party to any agreement, arrangement or understanding with any Person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation in such representation and agreement and (III) in such Person’s individual capacity, would be in compliance, if elected as a Director, with all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics and Share ownership and trading policies and guidelines of the Corporation, and (8) any other information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and a written questionnaire (which questionnaire shall be in the form provided by the Corporation upon written request) delivered to the Secretary of the Corporation with respect to the background and qualification of such Person to serve as a Director and the background of any other Person on whose behalf the nomination is being made, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these By-Laws, the text of the proposed amendment), reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the
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nomination or proposal is made, and each of their Affiliates and Associates, (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner or any Affiliates of such stockholder or beneficial owner, (2) the class or series and number of Shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, (3) the name of each nominee holder of Shares of the Corporation owned beneficially but not of record by such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, and the number of such Shares of the Corporation held by each such nominee holder, (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, with respect to Shares of the Corporation, (5) whether and the extent to which any other transaction, arrangement or understanding (including any short position or any borrowing or lending of Shares of the Corporation) has been made by or on behalf of such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, the effect or intent of any of the foregoing being to mitigate loss to or manage risk or benefit of the price changes of Shares of the Corporation for such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner with respect to Shares of the Corporation, (6) a description of (I) in the case of any nomination, all agreements, arrangements or understandings (whether written or oral) between such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, and any proposed nominee for election as a Director, or any Affiliates or Associates of such proposed nominee, (II) all agreements, arrangements or understandings (whether written or oral) between such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, and any other Person or Persons (including their names) pursuant to which the nomination(s) or other business proposal(s) are being made by such stockholder, or otherwise relating to the Corporation or their ownership of Shares of the Corporation and (III) any material interest of such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, in such nomination or other business proposal, including any anticipated benefit therefrom to such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner, (7) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to nominate the Person named or propose the business described in its notice, (8) any other information relating to such stockholder and such beneficial owner or any Affiliates or Associates of such stockholder or beneficial owner that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, and (9) whether such stockholder and such beneficial owner or any Affiliates of such stockholder or beneficial owner intend, in the case of a proposal, to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s Outstanding Voting Shares required under the Certificate of Incorporation, these By-Laws or Delaware law to carry the proposal or, in the case of a nomination or nominations, to solicit proxies from holders of Shares in support of the election of any proposed nominee in accordance with the requirements of Rule 14a-19(a)(3) of the Exchange Act. The Corporation may also require each proposed nominee to furnish any other information (x) that may reasonably be requested by the Corporation to determine whether such Person would be independent under the listing standards of any stock exchange applicable to the Corporation, any applicable rules of the Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors or (y) that could be material to a reasonable stockholder’s understanding of independence and suitability, or lack thereof, of such Person. If requested by the Corporation, any supplemental information required pursuant to the
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immediately preceding sentence shall be provided within five (5) Business Days after it has been requested by the Corporation.
(c)Notwithstanding anything in the second sentence of Section 2.17(b) of Article II to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least ninety (90) days prior to the anniversary of the date on which the Corporation first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of stockholders, then a stockholder’s notice required by this Section 2.17 of Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(d)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.5 of this Article II. Subject to clause (3) of Article SIXTH of the Certificate of Incorporation, nominations of Persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, or (ii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complies with the procedures set forth in paragraph (b) of this Section 2.17 of Article II and who is a Record Holder of Outstanding Voting Shares at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of Persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by Section 2.17(b) of Article II for an annual meeting shall be delivered to the Secretary of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
(e)Except to the extent otherwise provided in clause (3) of Article SIXTH of the Certificate of Incorporation with respect to vacancies, and subject to the stockholders’ right to act by written consent pursuant to Section 2.10 of Article II of these By-Laws, only Persons who are nominated in accordance with the procedures set forth in this Section 2.17 of Article II shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.17 of Article II. Except as otherwise provided herein or required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.17 of Article II and, if any proposed nomination or business is not in compliance with this Section 2.17 of Article II, to declare that such defective proposal or nomination shall be disregarded.
(f)Notwithstanding the foregoing provisions of this Section 2.17 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.17 of Article II. Nothing in this Section 2.17 of Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
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(g)A stockholder providing notice of nomination or any other business proposed to be brought before any meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.17(b) of Article II or Section 2.17(c) of Article II, as applicable, shall be true and correct as of the Record Date for such meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation not later than five (5) Business Days after the Record Date for such meeting. Any information provided pursuant to this Section 2.17(g) of Article II shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to Section 2.17(b) of Article II or Section 2.17(c) of Article II, as applicable, and shall not extend the time period for the delivery of notice pursuant to the provisions thereof. If a stockholder fails to provide any update in accordance with the foregoing provisions of this Section 2.17(g) of Article II, the information as to which such written update relates may be deemed not to have been provided in accordance with Section 2.17 of Article II.
(h)Notwithstanding anything herein to the contrary, if (i) any stockholder or any beneficial owner provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) such stockholder or beneficial owner (1) subsequently notifies the Corporation that such stockholder or beneficial owner no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (2) then fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for such proposed nominee (subject to applicable law). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) Business Days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
ARTICLE III

DIRECTORS
1.Duties and Powers
. Except as otherwise expressly provided in these By-Laws, the DGCL or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. As provided in Article IV, the Board of Directors shall have the power and authority to appoint Officers of the Corporation. No stockholder, by virtue of its status as such, shall have any management power over the business and affairs of the Corporation or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Corporation. Except as otherwise expressly provided in the DGCL or these By-Laws, in addition to the powers that now or hereafter can be granted to directors under the DGCL and to all other powers granted under any other provision of these By-Laws, the DGCL or the Certificate of Incorporation, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Corporation, to exercise all powers set forth in Article THIRD of the Certificate of Incorporation and to effectuate the purposes set forth in Article THIRD of the Certificate of Incorporation, including the following:
(a)the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other
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liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;
(b)the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Corporation;
(c)the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Corporation or the merger or other combination of the Corporation with or into another Person (subject, however, to any prior approval of stockholders that may be required by the Certificate of Incorporation, these By-Laws or pursuant to applicable law);
(d)the use of the assets of the Corporation (including cash on hand) for any purpose consistent with the terms of the Certificate of Incorporation or these By-Laws, including the financing of the conduct of the operations of the Corporation and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Corporation and its Subsidiaries; and the making of capital contributions to any stockholder of the Corporation or any of its Subsidiaries;
(e)the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Corporation under contractual arrangements to all or particular assets of the Corporation);
(f)the declaration and payment of distributions of cash or other assets to stockholders;
(g)the selection and dismissal of officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;
(h)the maintenance of insurance for the benefit of the Company Group and the Indemnified Persons;
(i)the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;
(j)the control of any matters affecting the rights and obligations of the Corporation, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;
(k)the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(l)the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;
(m)the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares;
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(n)the undertaking of any action in connection with the Corporation’s interest or participation in any Group Member;
(o)the registration of any offer, issuance, sale or resale of Shares or other securities issued or to be issued by the Corporation under the Securities Act and any other applicable securities laws (including any resale of Shares or other securities by stockholders or other securityholders); and
(p)the execution and delivery of agreements with Affiliates of the Corporation to render services to a Group Member.
2.Meetings
. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of regular meetings without any other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Corporation shall act as Secretary at all regular meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary shall be appointed by the chairman of the meeting. Special meetings of the Board of Directors may be called by the Chairman or any Co-Chairman of the Board, the Chief Executive Officer, or, upon a resolution adopted by the Board of Directors, by the Secretary on forty-eight (48) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
3.Organization
. The Board of Directors may elect one of its members as Chairman of the Board (the “Chairman of the Board”), or two or more of its members as Co-Chairmen of the Board (each, a “Co-Chairman of the Board”). At each meeting of the Board of Directors, the Chairman or any Co-Chairman of the Board or, in the absence of a Chairman or Co-Chairman of the Board, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
4.Chairman of the Board of Directors
. The Chairman of the Board (a) shall not be the Chief Executive Officer of the Corporation and (b) shall be independent under the listing standards of any National Securities Exchange on which the Shares are listed or quoted for trading, any applicable rules of the Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s Directors. If elected, the Chairman of the Board or any Co-Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and shall have such other powers and duties as designated in the Certificate of
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Incorporation and these By-Laws and as from time to time may be assigned to him, her or them by the Board of Directors.
5.Resignations and Removals of Directors
. Any Director may resign as a member of the Board of Directors or any committee thereof at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Chairman or any Co-Chairman of the Board, if there be one, the Chief Executive Officer or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. In an uncontested election for Directors, any incumbent Director who fails to be reelected shall promptly submit an offer to resign from the Board of Directors, to be accepted or rejected by the Board of Directors. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of Preferred Shares then outstanding, any Director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of a Share Majority. Any Director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors. The vacancy in the Board of Directors caused by any such resignation or removal shall be filled by the Board of Directors as provided in clause (3) of Article SIXTH of the Certificate of Incorporation.
6.Quorum
. Except as otherwise required by law, the Certificate of Incorporation, these By-Laws or the rules and regulations of any National Securities Exchange on which the Shares are listed or quoted for trading, (a) at all meetings of the Board of Directors, a majority of the then total number of Directors in office shall constitute a quorum for the transaction of business, (b) at all meetings of any committee of the Board of Directors, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum and (c) the act of a majority of the Directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.
7.Actions of the Board by Written Consent
. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or writings or electronic transmission or transmissions. A consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person, whether or not then a Director, may provide, through instruction to an agent or otherwise, that a consent to action will be
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effective at a future time (including a time determined upon the happening of an event) no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a Director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
8.Meetings by Means of Conference Telephone
. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
9.Committees
. The Board of Directors may, by resolution or resolutions passed by a majority of the then total number of members of the Board of Directors, designate one or more other committees consisting of one or more Directors of the Corporation, which, to the extent permitted by law and provided in such resolution or resolutions, shall have and may exercise, subject to the provisions of these By-Laws, the DGCL and the Certificate of Incorporation, the powers and authority of the Board of Directors granted hereunder; but no such committee shall have the power to fill vacancies in the Board of Directors or any committee or in their respective membership, to approve or adopt, or recommend to the stockholders, any action or matter, other than the election or removal of Directors, expressly required by these By-Laws, the DGCL or the Certificate of Incorporation to be submitted to stockholders for their approval, or to authorize the issuance of Shares, except that such a committee may, to the extent provided in such resolutions and subject to the provisions of these By-Laws, the DGCL and the Certificate of Incorporation (including any Share Designation), (a) grant and authorize options and other rights with respect to the Shares pursuant to and in accordance with any plan or authorizing resolutions approved by the Board of Directors and (b) function as the pricing committee with respect to any offering of Shares authorized by the Board of Directors. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any National Securities Exchange on which the Shares are listed or quoted for trading. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time. The Secretary of the Corporation shall act as Secretary of any committee, unless otherwise provided by the Board of Directors or the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed the member or
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members thereof present at any meeting and not disqualified from voting, whether or not such member or members or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.
10.Remuneration
. The Board of Directors or a duly authorized committee thereof may establish reasonable remuneration for any Director’s services as a member of the Board of Directors (including for service on any committee of the Board of Directors) at any time and from time to time by resolution. The Board of Directors may also likewise provide that the Corporation shall reimburse each Director for any reasonable and documented expenses actually paid by such Director on account of such Director’s attendance at any meeting. Nothing in this Section 3.10 of Article III shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.
11.Interested Directors
. Except for a controlling stockholder transaction, which shall be subject to Section 144(b) or (c) of the DGCL, as applicable, an act or transaction involving or between the Corporation, or one or more of the Corporation’s subsidiaries, on the one hand, and one or more of the Corporation’s Directors or Officers, on the other hand, or involving or between the Corporation or one or more of the Corporation’s subsidiaries, on the one hand, and any other corporation, partnership (general or limited), limited liability company, statutory trust, association, or any other entity or organization in which one or more of its Directors or Officers are directors, stockholders, partners, managers, members, or officers, or have a financial interest, on the other hand, may not be the subject of equitable relief, or give rise to an award of damages, against a Director or Officer of the Corporation because of the foregoing circumstances or the receipt of any benefit by any such Director, Officer, entity, or organization or because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the act or transaction or was involved in the initiation, negotiation, or approval of the act or transaction (including by virtue of a Director’s vote being counted for such purpose), if: (a) the material facts as to the Director’s or Officer’s relationship or interest and as to the act or transaction, including any involvement in the initiation, negotiation, or approval of the act or transaction, are disclosed or are known to all members of the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee in good faith and without gross negligence authorizes the act or transaction by the affirmative votes of a majority of the disinterested Directors then serving on the Board of Directors or such committee (as applicable), even though the disinterested Directors be less than a quorum; provided that if a majority of the Directors are not disinterested Directors with respect to the act or transaction, such act or transaction shall be approved (or recommended for approval) by a committee of the Board of Directors that consists of two or more Directors, each of whom the Board of Directors has determined to be a disinterested Director with respect to the act or transaction; or (b) the act or transaction is approved or ratified by an informed, uncoerced, affirmative vote of a majority of
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the votes cast by the disinterested stockholders; or (c) the act or transaction is fair as to the Corporation and the Corporation’s stockholders as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes such contract or transaction.
ARTICLE IV

OFFICERS
1.General
. The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors. Such Persons so designated by the Board of Directors shall be referred to as “Officers.” Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Article IV. The Officers of the Corporation may include a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, one or more Presidents or Co-Presidents, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise, as the Board of Directors shall determine), a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders and as necessary to fill vacancies. Each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same Person. The compensation of Officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such Officers as may be designated by resolution of the Board of Directors.
2.Resignation and Removal
. Any Officer may resign at any time upon written notice to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at a later time. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. Any Officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time. The Board of Directors hereby also delegates the power of removal as to Officers, agents and employees who have not been appointed by the Board of Directors to the Chairman of the Board. Such removal shall be without prejudice to a Person’s contract rights, if any, but the appointment of any Person as an Officer, agent or employee of the Corporation shall not of itself create contract rights.
3.Voting Securities Owned by the Corporation
. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, any President or Co-President, the Chief Financial Officer, the Chief Operating Officer or any other
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Officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of members of or with respect to any action of equity holders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entities.
4.Chief Executive Officer
. Subject to the control and oversight of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, day-to-day business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may employ and discharge employees and agents of the Corporation except such as shall be appointed by the Board of Directors, and he or she may delegate these powers; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation, and shall have such other powers and duties as designated in accordance with the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to him or her by the Board of Directors.
5.Senior Officers
. Unless the Board of Directors otherwise determines, the Chief Financial Officer, Chief Operating Officer and every President and Co-President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation. Unless the Board of Directors otherwise determines, in the absence of the Chairman of the Board or any Co-Chairman of the Board or if there be no Chairman of the Board or Co-Chairman of the Board, the Board of Directors may designate the Chief Financial Officer, Chief Operating Officer or a President or Co-President to preside at all meetings of the stockholders and (should he or she be a Director) of the Board of Directors. The Chief Financial Officer, Chief Operating Officer and each President and Co-President shall have such other powers and duties as designated in accordance with the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to him or her by the Board of Directors. In the absence of a Chief Financial Officer, Chief Operating Officer, President or Co-President or in the event of an inability or refusal of the Chief Financial Officer, Chief Operating Officer and all Presidents and Co-Presidents to act, a Vice President designated by the Board of Directors shall perform the duties of a President, and when so acting shall have all the powers of and be subject to all the restrictions upon a President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of a President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of uninterrupted time as a Vice President of the Corporation shall so act. A Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, each Vice President will have authority to act within his or her respective areas and to sign contracts relating thereto.
6.Treasurer and Assistant Treasurer
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. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation and shall have such other powers and duties as designated in the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to the Treasurer by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer, the Chief Financial Officer and the Board of Directors. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in the Certificate of Incorporation and these By-Laws and as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Financial Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that Officer’s absence or inability or refusal to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.
7.Secretary and Assistant Secretary
. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other Person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.
8.Other Officers
. The Board of Directors may from time to time delegate the powers or duties of any Officer to any other Officers or agents, notwithstanding any provision hereof.
ARTICLE V

STOCK
1.Certificates
. Notwithstanding anything to the contrary herein, unless the Board of Directors shall determine otherwise in respect of some or all of any or all classes of Shares, Shares shall not be evidenced by certificates. Certificates that are issued shall be executed on behalf of the Corporation by the Chairman of the Board, President, Chief Executive Officer or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the Corporation. No Certificate for a class of Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class of Shares; provided, however, that if the Board of Directors elects to cause the Corporation to issue Shares of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Corporation. The Shares of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of Shares. The Shares of the Corporation shall be
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transferred on the books of the Corporation, which may be maintained by a third-party registrar or the Transfer Agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of Shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated Shares and upon compliance with appropriate procedures for transferring Shares in uncertificated form, at which time the Corporation shall issue a new certificate to the person entitled thereto (if the Shares are then represented by certificates), cancel the old certificate and record the transaction upon its books.
2.Signatures
. Each certificated Share shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. In case any officer, the Transfer Agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Corporation on certificates representing Shares is expressly permitted by these By-Laws.
3.Lost or Mutilated Certificates
. If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Corporation shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate Officers on behalf of the Corporation shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (a) makes proof by affidavit, in form and substance satisfactory to the Corporation, that a previously issued Certificate has been lost, destroyed or stolen; (b) requests the issuance of a new Certificate before the Corporation has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) if requested by the Corporation, delivers to the Corporation a bond, in form and substance satisfactory to the Corporation, with surety or sureties and with fixed or open penalty as the Corporation may direct to indemnify the Corporation and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation. If a stockholder fails to notify the Corporation within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Corporation or the Transfer Agent receives such notification, the stockholder shall be precluded from making any claim against the Corporation or the Transfer Agent for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 5.3 of Article V, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may
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be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.
4.Transfer of Shares
. The Board of Directors shall have the power and authority to make all such rules and regulations concerning the issue, transfer and registration or the replacement of certificates for Shares of the Corporation to the extent permitted by applicable law. The Corporation may enter into additional agreements with stockholders to restrict the transfer of Shares of the Corporation in any manner not prohibited by the DGCL.
5.Settlement of Transactions
. Nothing contained in these By-Laws shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed or quoted for trading.
6.Dividend Record Date
. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
7.Record Owners
. The Corporation shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Corporation shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed or quoted for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Corporation on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.
8.Splits and Combinations
.
(a)Subject to the provisions of the DGCL, the Corporation may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series so long as,
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after any such event and subject to the effect of Section 5.8(d) of Article V, each stockholder shall have the same proportionate ownership of such class or series of Shares of capital stock of the Corporation as before such event, and any amounts calculated on a per Share basis or stated as a number of Shares are proportionately adjusted.
(b)Whenever such a distribution, subdivision or combination of Shares is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least twenty (20) days prior to such Record Date to each Record Holder as of a date not more than ten (10) days prior to the date of such notice.
(c)Promptly following any such distribution, subdivision or combination, the Corporation may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares Outstanding, the Corporation shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
(d)The Corporation shall not issue fractional Shares upon any distribution, subdivision or combination of Shares.
ARTICLE VI

NOTICES
1.Notices
. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting and, in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting. Any document enclosed with, annexed to, or appended to a notice of meeting shall be deemed part of such notice for purposes of determining whether notice was duly given.
2.Waivers of Notice
. Whenever notice to the stockholders is required to be given under applicable law, the Certificate of Incorporation or these By-Laws, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the stockholders in person or represented by proxy, shall constitute a waiver of notice of such meeting, except when the Person attends a
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meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws. All waivers and approvals shall be filed with the Corporation records or made part of the minutes of the meeting.
ARTICLE VII

GENERAL PROVISIONS
1.Disbursements
. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other Person or Persons as the Board of Directors may from time to time designate.
2.Fiscal Year
. The fiscal year of the Corporation shall be a calendar year ending December 31, unless otherwise determined by the Board of Directors.
3.Corporate Seal
. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
4.Title to Corporation Assets
. Title to Corporation assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Corporation as an entity, and no stockholder, Director or Officer, individually or collectively, shall have any ownership interest in such Corporation assets or any portion thereof. Title to any or all of the Corporation assets may be held in the name of the Corporation or one or more nominees, as the Board of Directors may determine. All Corporation assets shall be recorded as the property of the Corporation in its books and records, irrespective of the name in which record title to such Corporation assets is held.
5.Construction
. Unless the context requires otherwise: (a) any pronoun used in these By-Laws shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of these By-Laws; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.
6.Formation
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. The Corporation has been converted to, and incorporated as, a corporation pursuant to the provisions of the DGCL. Except as expressly provided to the contrary in the Certificate of Incorporation or these By-Laws, the rights, duties, liabilities and obligations of the stockholders and the administration, dissolution and termination of the Corporation shall be governed by the DGCL. All Shares shall constitute personal property of the owner thereof for all purposes and a stockholder has no interest in specific Corporation property.
7.Records and Accounting
. The Board of Directors shall keep or cause to be kept at the principal office of the Corporation appropriate books and records with respect to the Corporation’s business, including all books and records necessary to provide to the stockholders any information required to be provided pursuant to these By-Laws or under applicable law. Any books and records maintained by or on behalf of the Corporation in the regular course of its business, including the record of the stockholders, books of account and records of Corporation proceedings, may be kept on, or by means of, or be in the form of any information storage device, method, or one (1) or more electronic networks or databases; provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Corporation shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.
8.Reports
.
(a)As soon as practicable, but in no event later than one hundred and twenty (120) days after the close of each fiscal year of the Corporation, the Board of Directors shall use commercially reasonable efforts to cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, an annual report containing financial statements of the Corporation for such fiscal year of the Corporation, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors.
(b)As soon as practicable, but in no event later than ninety (90) days after the close of each Quarter except the last Quarter of each fiscal year, the Board of Directors shall use commercially reasonable efforts to cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Corporation and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Shares are listed or quoted for trading, or as the Board of Directors determines to be necessary or appropriate.
(c)The Corporation shall be deemed to have made a report available to each Record Holder as required by this Section 7.8 of Article VII if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Corporation.
9.Invalidity of Provisions
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. If any provision of these By-Laws is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby and these By-Laws shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.
10.Definitions
. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in these By-Laws.
(a)“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(b)“Associate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.
(c)“Beneficial owner” or “beneficially owned” shall have the meaning set forth in Section 13(d) of the Exchange Act, and “owned beneficially” shall have the correlative meaning.
(d)“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.
(e)“Certificate” means a certificate in such form as may be adopted by the Board of Directors, issued by the Corporation evidencing ownership of one or more Shares.
(f)“Class A Share” shall have the same meaning as set forth in the Certificate of Incorporation.
(g)“Commission” means the United States Securities and Exchange Commission.
(h)“Company Group” means the Corporation and each Subsidiary of the Corporation.
(i)“Director” means a member of the Board of Directors of the Corporation.
(j)“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
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(k)“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.
(l)“Group Member” means a member of the Company Group.
(m)“Indemnified Person” means (a) any Person who is or was a Director or Officer of the Corporation or its predecessor, (b) any Person who is or was serving at the request of the Corporation or its predecessor as an officer, director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary); provided that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (c) any Person the Board of Directors designates as an “Indemnified Person” for purposes of these By-Laws following the effectiveness of these By-Laws.
(n)“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.
(o)“Outstanding” means, with respect to Shares, all Shares that are issued by the Corporation and reflected as outstanding on the Corporation’s books and records as of the date of determination.
(p)“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.
(q)“Preferred Shares” shall have the same meaning as set forth in the Certificate of Incorporation.
(r)“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Corporation.
(s)“Record Date” means the date established by the Board of Directors for determining (i) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of stockholders or entitled to exercise rights in respect of any lawful action of stockholders or (ii) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
(t)“Record Holder” or “holder” means (a) with respect to any Class A Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Corporation has caused to be kept as of the opening of business on such Business Day.
(u)“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
(v)“Share” shall have the same meaning as set forth in the Certificate of Incorporation.
(w)“Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all Outstanding Voting Shares.
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(x)“Subsidiary” shall have the same meaning as set forth in the Certificate of Incorporation.
(y)“transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a stockholder, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
(z)“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Corporation or one of its Affiliates) as shall be appointed from time to time by the Corporation to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Corporation shall act in such capacity.
(aa)“Voting Shares” means the Class A Shares, the Preferred Shares, and any other class of Shares that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of stockholders pursuant to the DGCL, these By-Laws or the Certificate of Incorporation (including any Share Designation).
ARTICLE VIII

INDEMNIFICATION
1.Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation
. Subject to Section 8.3 of Article VIII, the Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of his or her status as such against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnified Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnified Person’s conduct was unlawful.
2.Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation
. Subject to Section 8.3 of Article VIII, the Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of his or her status as such against expenses (including attorneys’ fees) actually and reasonably
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incurred by such Indemnified Person in connection with the defense or settlement of such action or suit if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
3.Authorization of Indemnification
. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 of Article VIII, as the case may be. Such determination shall be made, with respect to an Indemnified Person who is a Director or Officer at the time of such determination, (a) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders. Such determination shall be made, with respect to any other Indemnified Person, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, without the necessity of authorization in the specific case.
4.Good Faith Defined
. For purposes of any determination under Section 8.3 of Article VIII, an Indemnified Person shall be deemed to have acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such Indemnified Person’s conduct was unlawful, if such Indemnified Person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such Indemnified Person by the Officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 8.4 of Article VIII shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnified Person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 of Article VIII, as the case may be.
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5.Indemnification by a Court
. Notwithstanding any contrary determination in the specific case under Section 8.3 of Article VIII, and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 8.1 or Section 8.2 of Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 of Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 8.3 of Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 of Article VIII shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
6.Expenses Payable in Advance
. Expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by Indemnified Persons that are former Directors or Officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
7.Nonexclusivity of Indemnification and Advancement of Expenses
. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such Indemnified Person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the Persons specified in Section 8.1 and Section 8.2 of Article VIII shall be made to the fullest extent permitted by law. The right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these By-laws shall not be eliminated or impaired by an amendment to or repeal or elimination of a provision of the Certificate of Incorporation or these By-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act
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or omission has occurred. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any Person who is not specified in Section 8.1 or Section 8.2 of Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.
8.Insurance
. The Corporation may purchase and maintain insurance on behalf of any Indemnified Person against any liability asserted against such Indemnified Person and incurred by such Indemnified Person in any capacity as an Indemnified Person, or arising out of such Person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such Person against such liability under the provisions of this Article VIII.
9.Certain Definitions
. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any Person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such Person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such Person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
10.Survival of Indemnification and Advancement of Expenses
. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such a Person.
11.Limitation on Indemnification
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. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5 of Article VIII), the Corporation shall not be obligated to indemnify any Indemnified Person (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such Person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
12.Indemnification of Employees and Agents
. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to Indemnified Persons.
13.Indemnification with Respect to Employee Benefit Plans
. Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Corporation (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Article VIII, to the maximum extent permitted by law.
ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES
1.Forum for Adjudication of Certain Disputes
.
(a)Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former Director, Officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former Director or Officer or other employee of the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-Laws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former Director or Officer or other employee of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided, however, that, in the event that the Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless
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the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, as amended. Any person or entity purchasing or otherwise acquiring any interest in Shares of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.1 of Article IX.
(b)If any provision or provisions of this Section 9.1 of Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.1 of Article IX (including, without limitation, each portion of any sentence of this Section 9.1 of Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
(c)To the fullest extent permitted by law, if any action the subject matter of which is within the scope of Section 9.1(a) of Article IX is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 9.1(a) of Article IX (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
ARTICLE X

AMENDMENTS
1.General
. Except as provided in the Certificate of Incorporation or Sections 10.2, 10.3 and 10.4 of Article X, the Board of Directors may amend any of the terms of these By-Laws but only in compliance with the terms, conditions and procedures set forth in this Section 10.1 of Article X. If the Board of Directors desires to amend any provision of these By-Laws other than pursuant to Section 10.3 of Article X, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (a) call a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment, (b) direct that the amendment proposed be considered at the next annual meeting of the stockholders in accordance with these By-Laws or (c) seek the written consent of the stockholders. Such special or annual meeting shall be called and held upon notice in accordance with these By-Laws. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of stockholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Share Majority, unless a greater percentage is required under the Certificate of Incorporation (including any Share Designation), these By-Laws, applicable law or the rules and regulations of any National Securities Exchange on which the Shares are listed or quoted for trading.
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2.Super-Majority Amendments
. Notwithstanding Section 10.1 of Article X, the affirmative vote of the holders of Outstanding Voting Shares representing at least two-thirds of the total votes that may be cast by all Outstanding Voting Shares in the election of Directors, voting together as a single class, shall be required to alter or amend any provision of this Section 10.2 or Section 10.4(b) of Article X.
3.Amendments to be Adopted Solely by the Board of Directors
. Notwithstanding Section 10.1 of Article X, the Board of Directors, without the approval of any stockholder, may amend any provision of these By-Laws, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(a)a change in the name of the Corporation, the location of the principal place of business of the Corporation, the registered agent of the Corporation or the registered office of the Corporation;
(b)a change that, in the sole discretion of the Board of Directors, it determines (i) does not adversely affect the stockholders (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the DGCL), (iii) to be necessary, desirable or appropriate to facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are or will be listed or quoted for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Corporation and the stockholders, (iv) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 5.8 of Article V or (v) is required to effect the intent of the provisions of the Certificate of Incorporation or these By-Laws or is otherwise contemplated by the Certificate of Incorporation or these By-Laws;
(c)a change in the fiscal year or taxable year of the Corporation and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Corporation;
(d)an amendment that the Board of Directors determines, based on the advice of counsel, to be necessary or appropriate to prevent the Corporation or its Directors, Officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(e)an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Shares pursuant to Article FOURTH of the Certificate of Incorporation;
(f)any amendment expressly permitted in the Certificate of Incorporation or these By-Laws to be made by the Board of Directors acting alone;
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(g)an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with the Certificate of Incorporation and these By-Laws;
(h)an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Corporation of, or investment by the Corporation in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Corporation of activities permitted by the terms of Article THIRD of the Certificate of Incorporation;
(i)a merger, conversion or conveyance approved in accordance with the requirements of the DGCL, the Certificate of Incorporation and these By-Laws; or
(j)any other amendments substantially similar to the foregoing.
4.Amendment Requirements
.
(a)Notwithstanding the provisions of Section 10.1 of this Article X, no provision of the Certificate of Incorporation or these By-Laws that establishes a percentage of Outstanding Voting Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote (including by written consent) of holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement sought to be reduced.
(b)Notwithstanding the provisions of Sections 10.1 and 10.3 of Article X (other than Section 10.3(b)(iv) of Article X), but subject to the provisions of Section 10.2 of Article X, no amendment to the Certificate of Incorporation or these By-Laws may (i) enlarge the obligations of any stockholder without its consent, unless such shall occur as a result of an amendment approved pursuant to Section 10.4(c) of Article X or (ii) change the term of the Corporation.
(c)Without limitation of the Board of Directors’ authority to adopt amendments to the Certificate of Incorporation or these By-Laws without the approval of any stockholders as contemplated in Section 10.1 of Article X, and notwithstanding the provisions of Section 10.1 of Article X, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Shares in relation to other classes or series of Shares must be approved by the holders of a majority of the Outstanding Shares of the class or series affected.
* * *
First adopted as of: August 3, 2020
Last Amended as of: September 11, 2026

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